Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 of Castle Biosciences, Inc. (the “Company”), as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Derek J. Maetzold, President and Chief Executive Officer of the Company, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 8, 2021	/s/ Derek J. Maetzold
Derek J. Maetzold President and Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of Castle Biosciences, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.